Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of CSX CORPORATION, a Virginia corporation (the “Corporation”), hereby constitutes and appoints Ellen M. Fitzsimmons, Carolyn T. Sizemore and David A. Boor, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file one or more Registration Statements on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and any other documents in support thereof or supplemental or amendatory thereto, including any and all amendments thereto (including post-effective amendments) and all exhibits thereto, with respect to the issuance, either separately or together with other such securities, of senior and subordinated debt securities of the Corporation, secured or senior unsecured debt securities of CSX Transportation, Inc., guarantees of debt securities of CSX Transportation, Inc., warrants, preferred stock, common stock, depositary shares, purchase contracts, units, trust preferred securities of CSX Capital Trust I, and guarantees of trust preferred securities of CSX Capital Trust I (each a “Security” and collectively, the “Securities”) (including any Securities that are, by their terms, exchangeable for or convertible into other Securities and the Securities issuable upon exchange or conversion of such convertible or exchangeable Securities), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his or her substitute, may lawfully do or cause to be done by virtue hereof.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 15th day of February, 2013.

/s/ Michael J. Ward	/s/ Edward J. Kelly, III
Michael J. Ward	Edward J. Kelly, III

/s/ Fredrik J. Eliasson	/s/ Gilbert H. Lamphere
Fredrik J. Eliasson	Gilbert H. Lamphere

/s/ Carolyn T. Sizemore	/s/ John D. McPherson
Carolyn T. Sizemore	John D. McPherson

/s/ Ellen M. Fitzsimmons	/s/ Timothy T. O’Toole
Ellen M. Fitzsimmons	Timothy T. O’Toole

/s/ Donna M. Alvarado	/s/ David M. Ratcliffe
Donna M. Alvarado	David M. Ratcliffe

/s/ John B. Breaux	/s/ Donald J. Shepard
John B. Breaux	Donald J. Shepard

/s/ Pamela L. Carter	/s/ J.C. Watts, Jr.
Pamela L. Carter	J.C. Watts, Jr.

/s/ Steven T. Halverson	/s/ J. Steven Whisler
Steven T. Halverson	J. Steven Whisler